Exhibit 99.1
FOR IMMEDIATE RELEASE
ENNIS, INC. REPORTS RESULTS FOR THE FIRST QUARTER ENDED MAY 31, 2006
     Midlothian, Texas June 26, 2006 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2006.
Highlights
▪	Net earnings increased 7.3% over the same quarter last year, from approximately $10.6 million to approximately $11.3 million.

▪	Diluted EPS increased by 7.3% over the same quarter last year, from $.41 per share to $.44 per share for the year.
Financial Overview
     For the quarter, net sales decreased by $4.0 million, or 2.7% from $149.1 million for the quarter ended May 31, 2005 to $145.1 million for the quarter ended May 31, 2006. Sales in the Print Solutions segment for the period were $77.1 million, compared to $80.7 million for the same period last year. The Apparel Solutions segment sales for the period were $68.0 million, compared to $68.4 million for the same period last year. Due mainly to improved margins realized at the Apparel Group during the quarter, the Company’s overall margins improved from 25.1% to 26.1% for the quarters ended May 31, 2005 and 2006, respectively. Net earnings for the quarter increased by $772,000, or 7.3%, from $10.6 million for the quarter ended May 31, 2005 to $11.3 million for the quarter ended May 31, 2006. Diluted earnings increased from $.41 per share to $.44 per share for the quarters ended May 31, 2005 and 2006, respectively. The decline in the Print Solutions segment’s revenues during the quarter is primarily due to the impact associated with a large promotional customer which the Company ceased doing business with during the fourth quarter of fiscal year 2006, approximately $4.0 million, and the impact of the two print plants closings, which were in 2005, approximately $2.0 million. Without these items, the Print Solutions segment’s revenues for the quarter actually increased by approximately 3% quarter over quarter.

     The Company generated approximately $24.3 million in EBITDA (earnings before interest, taxes, depreciation and amortization) during the quarter, compared to $24.2 million for the comparable quarter last year. Reconciliation of Non-GAAP to GAAP measure (dollars in thousands):

	Three months ended
	May 31,
	2006	2005
Earnings before income taxes	17,983	17,308
Interest expense	1,792	2,243
Depreciation/amortization	4,483	4,629

EBITDA (non-GAAP)	24,258	24,180

     Keith Walters, Chairman, President & CEO, commented by saying, “We are extremely pleased with our results for the quarter. We realized that our closing of the two print plants last fiscal year and our decision to cease doing business with a major promotional customer would most likely impact our top-line in the short-term; however being true to our stated focus on profit versus revenue growth, we felt that these moves were in the best interest of our stakeholders. In addition, while we recently completed two acquisitions in the print sector, due to the timing of these acquisitions, neither of these had a significant impact on our operational results during the reported quarter. While we will continue to look for strategic acquisitions in both the print and apparel sectors, we will, as in the past, continue to manage our business with an eye on the bottom line.”
About Ennis
Ennis, Inc. (www.ennis.com) (formerly Ennis Business Forms, Inc.) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Print Solutions Segment and Apparel Solutions Segment. There are three groups within the Printing Solutions Segment: the Forms Solutions Group, Promotional Solutions Group, and Financial Solutions Group. The Apparel Solutions Segment consists entirely of the Apparel Solutions Group. The Forms Solutions Group is primarily engaged in the business of manufacturing and selling business forms and other printed business products. The Promotional Solutions Group is primarily engaged in the business of design, production and distribution of printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes. The Financial Solutions Group designs, manufactures and markets printed forms and specializes in internal bank forms, secure and negotiable documents and custom products. The Apparel Solutions Group manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through six distribution centers located throughout North America.

Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Keith Walters, Chairman, Chief Executive Officer and President
Mr. Michael Magill, Executive Vice President
Mr. Richard L. Travis, Jr., Chief Financial Officer
Ennis, Inc.
2441 Presidential Parkway
Midlothian, Texas 76065
Phone: (972) 775-9801
Fax: (972) 775-9820
www.ennis.com

Ennis, Inc.
Condensed Financial Information
(In thousands, except per share amounts)

	Three months ended
	May 31,
	2006	2005
Condensed Operating Results

Revenues	$145,113	$149,113
Cost of goods sold	107,298	111,635

Gross profit	37,815	37,478
Operating expenses	18,078	17,837

Operating income	19,737	19,641
Other expense	1,754	2,333
Income tax expense	6,653	6,750

Net earnings	$11,330	$10,558

Earnings per share
Basic	$0.44	$0.42

Diluted	$0.44	$0.41

	May 31,	February 28,
	2006	2006
Condensed Balance Sheet Information

Current assets:
Cash	$9,322	$13,860
Accounts receivables, net	46,750	41,686
Inventories, net	89,227	89,155
Other	15,673	13,754

	160,972	158,455

Property, plant & equipment	65,859	63,803
Other	271,612	272,143

	$498,443	$494,401

Current liabilities
Accounts payable	$24,485	$26,589
Accrued expenses	32,117	25,752
Current portion of long-term debt	11,255	11,620

	67,857	63,961

Long-term debt	95,814	102,916
Deferred credits	29,971	30,189

Total liabilities	193,642	197,066

Shareholders’ equity	304,801	297,335

	$498,443	$494,401

	Three months ended
	May 31,
	2006	2005
Condensed Cash Flow Information
Cash provided by operating activities	$12,181	$18,775
Cash used in investing activities	(5,260)	(4,880)
Cash used in financing activities	(11,408)	(17,674)
Effect of exchange rates on cash	(51)	(21)

Change in cash	(4,538)	(3,800)
Cash at beginning of period	13,860	10,694

Cash at end of period	$9,322	$6,894